UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2021 (October 20, 2021)

Rand Capital Corporation

(Exact name of registrant as specified in its charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1405 Rand Building, Buffalo, New York	14203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 853-0802

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RAND	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Rand Capital Corporation (the “Company”) and Rand Capital SBIC, Inc. (the “SBIC”), a wholly owned subsidiary of the Company that is licensed as a small business investment company by the Small Business Administration, announced today that Allen F. “Pete” Grum, President, Chief Executive Officer and Chief Compliance Officer of the Company and the SBIC intends to retire effective December 1, 2021. Mr. Grum will remain on as a director of the Company, and has been appointed Vice Chair of the Board of Directors of the Company (the “Board”), effective December 1, 2021. Beginning December 1, 2021, with Mr. Grum’s appointment as Vice Chair of the Board, Mr. Grum will receive compensation for his service on the Board that is consistent with the compensation paid to the Company’s other directors. There was no disagreement between Mr. Gum and the Company on any matter relating to the Company’s operations, policies or practices.

As a result of Mr. Grum’s pending retirement, Daniel Penberthy, Executive Vice President, Treasurer, Chief Financial Officer and Secretary of the Company, has been appointed to serve as President and Chief Executive Officer of the Company and the SBIC, effective December 1, 2021. There are no arrangements or understandings between Mr. Penberthy and any other person pursuant to which he was selected as President and Chief Executive Officer of the Company. There are no family relationships between Mr. Penberthy and any director or executive officer of the Company, and there are no transactions involving Mr. Penberthy requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Penberthy, age 58, has served as Treasurer and Chief Financial Officer of the Company since August 1997. Since January 2002, Mr. Penberthy has also served as Executive Vice President of the Company. In addition, Mr. Penberthy has served on the investment committee of Rand Capital Management, LLC (“RCM”), which is the external investment adviser for the Company and responsible for all aspects of the Company’s investment process, and as the Executive Vice President and Chief Financial Officer of RCM since November 2019. Effective December 1, 2021, Mr. Penberthy will also serve as President and Chief Executive Officer of RCM.

As a result of Mr. Penberthy’s appointment to President and Chief Executive Officer, Margaret Brechtel, age 55, Vice President of Finance of the Company, has been appointed to serve as Executive Vice President, Treasurer, Chief Financial Officer and Secretary of the Company and Executive Vice President, Treasurer and Secretary of the SBIC, effective December 1, 2021. There are no arrangements or understandings between Ms. Brechtel and any other person pursuant to which she was selected as Executive Vice President, Treasurer, Chief Financial Officer and Secretary of the Company. There are no family relationships between Ms. Brechtel and any director or executive officer of the Company, and there are no transactions involving Ms. Brechtel requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Brechtel has served as an officer of the Company since 2002, initially as Controller and subsequently as Vice President of Finance since January 2009. Ms. Brechtel has also served as Vice President of Finance of RCM since November 2019. Effective December 1, 2021, Ms. Brechtel will also serve as Executive Vice President and Chief Financial Officer of RCM. Ms. Brechtel earned her Bachelor of Science and her Master of Business Administration from the State University of New York at Buffalo and is a Certified Public Accountant in the State of New York.

In addition, Erland E. Kailbourne, Chairman of the Board, will be stepping down as Chairman, effective December 1, 2021, although he will remain on the Board. Robert M. Zak, a current member of the Board, will replace Mr. Kailbourne as Chairman of the Board effective December 1, 2021.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated October 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rand Capital Corporation

Date: October 25, 2021	By:	/s/ Daniel Penberthy
Daniel Penberthy
Executive Vice President, Chief Financial Officer, Treasurer and Secretary